Exhibit 99.1

October 21, 2013 The Washington Collection™ for Knoll by David Adjaye Knoll, Inc. Investor Update Fourth Quarter 2013 November 18, 2013

2 Forward-Looking Statements The following information includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan,"  "goals, " "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry and our publicly announced plans for increased capital and investment spending to achieve our long-term revenue and profitability growth goals.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed office furniture solutions, changes in the competitive marketplace, changes in the trends in the market for office furniture or coverings, the financial strength and stability of our suppliers, customers and dealers, access to capital, and other risks identified in Knoll's annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.

For 75 years our brand has been synonymous with innovative modern design for the home and office. A dual platform upon which to continually build Knoll 3

We have built our reputation helping our clients solve diverse workplace needs. Education Healthcare A heritage of workplace innovation Commercial Government Dynamic, contemporary workplaces 4

Our approach is grounded in our understanding of how the workplace evolves. Workplace Trends and Demographics Workplace Design Ergonomics Change Management 5

For four decades, we have led our industry in sustainable practices and policies designed to protect the biosphere, conserve natural resources  and reduce waste. Energy Conservation and CO2 Reduction Third Party  Certification Technology Advanced Materials and Processes 6 Note: All trademarks used herein are the property of their respective owners.

These achievements resulted in our becoming the only furniture company ever to be awarded the Smithsonian’s prestigious Cooper-Hewitt National Design Award for Corporate and Institutional Achievement.  2001 2002 2003 2000 2004 2005 2006 2007 2008 2009 2010 AND NOW 2011 Note: All trademarks used herein are the property of their respective owners. 2012 7

We have combined our design leadership with a performance driven culture that has produced industry leading financial results although we expect our investment spending to depress our margins in the short term on a relative basis. 8 KNL % = 7.7 MLHR % = 8.4 SCS % = 5.5 HNI % = 4.2 (1) (1) Knoll Adjusted Operating Margins for 2005 through 2011 exclude certain non-recurring costs. See reconciliation of Knoll Adjusted Operating Margin to comparable GAAP measures on pg. 28. Operating Margins prior to 2005 were not adjusted.  MLHR, SCS, and HNI results were adjusted by us to exclude certain non-recurring items. (1) Adjusted Operating Margin -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 LTM Q3 2013 KNL Adjusted Operating Margin MLHR, SCS, HNI Furniture Segment Average

(Thousands) 2013 Third Quarter Financial Performance In the near term the combination of reduced government purchases and increased investment spending are depressing our operating margins Quarterly Sales vs. Prior Year (Thousands) Quarterly GP% and OP% Quarterly OP$ vs. Prior Year (Thousands) 9 GP% OP% 33.4 7.9 $210,000 $220,000 $230,000 Q313 Q312 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% Q112 Q212 Q312 Q412 Q113 Q213 Q313 GP % OP % Q3 2013 Q3 2012 % Change Sales 216,898 $ 219,794 $ -1.3% Gross Profit 72,339 74,216 -2.5% Gross Margin % 33.4% 33.8% Operating Expenses 55,288 50,694 9.1% Operating Profit 17,051 23,521 -27.5% Operating Margin % 7.9% 10.7% Earnings Per Share 0.18 $ 0.26 $ -30.8% $- $15,000 $30,000 Q313 Q312

Although the decline in federal government business continues to depress the Office segment this quarter we experienced growth both in sales and operating profit in our Studio and Coverings segments. 10 (5.9)% 14.2% 7.5% $160.0 $150.5 $33.0 $37.7 $26.7 $28.7 (56.2)% 1.9% 15.1% $13.0 $5.7 $5.2 $5.3 $5.3 $6.1 Sales Operating Profit OFFICE Q3 2012 Q3 2013 STUDIO Q3 2012 Q3 2013 COVERINGS Q3 2012 Q3 2013 OFFICE Q3 2012 Q3 2013 STUDIO Q3 2012 Q3 2013 COVERINGS Q3 2012 Q3 2013

11 The decline in federal government business in the Office segment has been significant, however, the increase in commercial sales has offset some of this decline. Office Total BIFMA 34.6% 65.4% 33.6% 66.4% 28.2% 71.8% 22.1% 77.9% 18.2% 81.8% Office Segment 2009 2010 2011 2012 2013F State & Local Government Essentials Commercial CAGR 2.0% - 17.4% 21.9% 6.3% 2.3% 5.6%

(Thousands) Year-to-date September 2013 Performance Year-to-date performance, similar to the third quarter, has been impacted by reduced government purchases and increased investment spending YTD September Sales vs. Prior Year (Thousands) YTD September OP$ vs. Prior Year (Thousands) 12 YTD SEPTEMBER 2013 YTD SEPTEMBER 2012 % Change Sales 631,796 $ 637,473 $ -0.9% Gross Profit 205,847 211,675 -2.8% Gross Margin % 32.6% 33.2% Operating Expenses 166,094 151,899 9.3% Operating Profit 39,753 59,776 -33.5% Operating Margin % 6.3% 9.4% Earnings Per Share 0.47 $ 0.69 $ -31.9% $- $15,000 $30,000 $45,000 $60,000 $75,000 YTD 2013 YTD 2012

Under the Knoll umbrella, our offering is uniquely designed, allowing us to package it for multiple applications through varied channels. 13

Office Studio Coverings OP% 3.8% Sales $150,542 Sales $28,652 Sales $37,701 OP% 21.2% OP% 14.0% We have a broad product portfolio and range of capabilities, reported in three segments.  Q3 2013 (millions) 14 YTD Sept. 2013 $436,093 2.5% $113,370 11.2% $82,331 19.4%

As a result, we participate in two core markets with very different demand characteristics and trends. Global Luxury Furnishings and Coverings 2012 $9.3b(1) North American Workplace BIFMA* 15 US production, most recent full year (source: BIFMA) Includes Canada Knoll estimate; includes Canada Knoll estimate Note: Market share includes subsidiaries *Business and Institutional Furniture Manufactures Association (4) (4)

BIFMA Shipments by Year As the office market has matured, industry demand is driven by a combination of workplace trends and macro drivers. 16 Cubicle Culture Dot-Com Boom 1992-2000 +7.0% CAGR Financial Services 2004-2008 +5.6% CAGR New Workplace 2010-2013 +5.2% CAGR

17 Having benefitted from a snap back due to pent up demand the industry is now more dependent on macro improvement. Billings Index = The nine to twelve months lag between architecture billings and construction spending Source: American institute of Architects Billings index Source: Reis Inc. Source: BIFMA Source: U.S. Bureau of Labor Statistics 30 40 50 60 Index American Institute of Architects Billings Index -1000 -800 -600 -400 -200 0 200 400 600 CHANGE IN PRIVATE - SECTOR PAYROLLS JANUARY 2005 - OCTOBER 2013 BLS Monthly Employment Change -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% BIFMA - ORDER TREND (Jan 2008 - September 2013) Y-O-Y % Change 12 Month Mvg. Avg

6% 83% 8% 84% 17% 69% 36% 31% 14% 11% 8% 33% As the BIFMA market has become more volatile, we have been able to successfully diversify our sources of revenue and operating profit. 2001 Operating Profit Q3 2013 Q3 2013 Sales 2001 17% 31% 16% 67% Office Coverings Studio 18

Going forward, we will continue our aggressive series of investments and initiatives intended to grow revenues to over $1 billion while generating 12%+ operating margins by 2015. 19 Invest in the Knoll brand Expand reach into consumer and  decorator channels around the world Maximize office segment profitability Target underpenetrated and emerging categories and markets for growth

Translating strategy into action: Maximize KnollOffice segment profitability. 20

Translating strategy into action: Target underpenetrated and emerging categories and markets for growth. Ergonomic Seating & Accessories Activity Spaces Coverings Dealer Marketing 21

Modern always

Knoll

Translating strategy into action:
Expand reach into decorator/trade and consumer channels around the world.

Trade Showrooms



KnollStudio D&D Showroom, NYC



KnollTextiles D&D Showroom, NYC

Consumer Channels


Knoll
Knoll

Flagship Retail
NYC Sixth Avenue Retail Pilot


Knoll
Fashion Fusion,
Fine Textiles

Online Shop
Knoll.com/shop

Global Expansion


Knoll

Godrej | Knoll Showroom, Mumbai, India



Dream Interiors, Singapore

22

Iconic Design Partnerships David Adjaye Rem Koolhaas Modern always 75th Anniversary Campaign Trade, consumer, print and on-line Translating strategy into action: Invest in the Knoll brand. Antenna Design Dorothy Cosonas 23

While the step up in investment in 2013 and 2104 may depress short-term margins, we believe these investments make our 2015 goals achievable. Financial Targets (millions) SALES OP% 2012 2015* 2012 2015* $120 - 100 - 80 - 60 - 40 - 20 - 0 24 $887.5M $1.0B 9.9% 12% * Represents financial goal

Bank Net Leverage Ratio for Q3 2013 at 2.03:1 We have the financial wherewithal to embark on this ambitious agenda. (3) Free Cash Flow is defined as net income, plus depreciation and amortization and non-cash stock compensation, less capital expenditures. For details of free cash flow calculation, see page 29.. (1) Excludes outstanding letters of credit. (2) Bank Net Leverage Ratio is calculated by dividing (i) outstanding debt minus excess cash over $15.0 million by (ii) EBITDA (as defined in our revolving credit facility) for the LTM. For details of the bank leverage ratio calculation, see page 29. Strong free cash flow New credit facility runs into February 2017 25 368.5 337.4 295.3 245.1 212.0 228.0 218.0 203.0 193.0 183.0 50.0 100.0 150.0 200.0 250.0 300.0 350.0 400.0 450.0 500.0 Debt (millions) (1) 49.2 46.7 45.5 46.1 46.8 47.1 47.0 47.0 47.1 47.7 44.0 45.0 46.0 47.0 48.0 49.0 50.0 51.0 52.0 53.0 54.0 Diluted Weighted Average Shares (millions) 2.09 2.00 2.89 2.51 1.82 1.63 2.03 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 Bank Net Leverage Ratio (2)

As we celebrate the 75th anniversary of this unique design driven enterprise, we are investing to position Knoll for continued success. 26

Appendix 2013 New York, NY For further information please contact Craig Spray SVP CFO at cspray@knoll.com or 215 679-1752 27

Reconciliation of Non-GAAP Results 28 (1) Results do not add due to rounding. (1) LTM 2013 FY 2012 FY 2011 FY 2010 FY 2009 FY 2008 FY 2007 FY 2006 FY 2005 Operating Profit ($mm) 67.9 $ 87.9 $ 97.1 $ 64.7 $ 63.5 $ 145.4 $ 142.2 $ 116.9 $ 92.8 $ Add back: Restructuring charges - - 0.7 7.6 12.0 4.6 - - 0.8 Public offering expenses - - - - - - - 1.5 - Curtailment Benefit - - (5.4) - - - - - - Adjusted Operating Profit 67.9 $ 87.9 $ 92.3 $ 72.3 $ 75.5 $ 150.0 $ 142.2 $ 118.4 $ 93.6 $ Net Sales 881.8 $ 887.5 $ 922.2 $ 809.5 $ 780.0 $ 1,120.1 $ 1,055.8 $ 982.2 $ 808.0 $ Operating Margin 7.7% 9.9% 10.5% 8.0% 8.1% 13.0% 13.5% 11.9% 11.5% Adjusted Operating Margin 7.7% 9.9% 10.0% 8.9% 9.7% 13.4% 13.5% 12.1% 11.6%

Modern always™ Knoll

Free Cash Flow

	2007	2008	2009	2010	2011	2012	LTM 9/30/13
				(in thousands)			
Net Income	$ 71,443	$ 84,913	$ 27,353	$ 28,024	$ 58,010	$ 50,001	$ 40,004
Add:							
Depreciation	19,655	18,679	17,997	17,434	15,373	14,632	14,976
Amortization	1,604	2,282	1,924	1,898	1,751	1,260	1,722
Stock compensation	5,902	7,208	8,208	9,208	9,695	10,355	10,526
Less:							
Capital expenditures	(16,292)	(18,530)	(13,706)	(8,312)	(15,276)	(16,545)	(26,943)
Free Cash Flow	$ 82,312	$ 94,552	$ 41,776	$ 48,252	$ 69,553	$ 59,703	$ 40,285

Bank Net Leverage Ratio

	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012	LTM 9/30/13
Debt Levels (1)	$ 372.1	$ 341.0	$ 299.0	$ 248.1	$ 215.0	$ 184.3	$ 188.8
LTM Net Income ($mm)	$ 71.4	$ 84.9	$ 27.4	$ 28.0	$ 58.0	$ 50.0	$ 40.0
LTM Adjustments							
Interest	24.6	16.3	13.9	16.8	9.8	6.4	5.4
Taxes	41.4	47.9	16.4	12.8	30.8	28.3	23.6
Depreciation and Amortization	21.3	21.0	19.9	19.3	17.1	16.5	16.4
Non-cash items (2)	19.5	0.3	25.8	22.0	2.7	12.2	7.6
LTM EBITDA	$ 178.2 (3)	$ 170.3	$ 103.5	$ 98.9	$ 118.4	$ 113.4	$ 93.0
Bank Leverage Ratio	2.09	2.00	2.89	2.51	1.82	1.63	2.03

(1) Outstanding debt levels include outstanding letters of credit. Excess cash over $15.0 million reduces outstanding debt per our revolving credit facility, a copy of which was filed with the Securities and Exchange Commission on February 7, 2012.
(2) Non-cash items include stock compensation expense, unrealized gains/losses on derivatives, foreign exchange, the write-off of deferred financing fees, restructuring charges, and a curtailment benefit related to the modification of the Company's post retirement medical benefits.
(3) Includes an annualized proforma EBITDA for Edelman Leather, which was acquired on October 1, 2007.

29